EXHIBIT 99.1

Northern States
Financial Corporation

1601 North Lewis Avenue
P.O.Box 39
Waukegan, Illinois 60079-0039

847-244-6000

December 21, 2011

Retirement of Fred Abdula as Director and Chairman Emeritus of
Northern States Financial Corporation and NorStates Bank

WAUKEGAN, IL, December 21, 2011 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, an FDIC-insured financial institution, today announced that on December 20, 2011, Fred Abdula retired as Director and Chairman Emeritus of both Northern States Financial Corporation (the “Company”) and NorStates Bank (the “Bank”).  Mr. Abdula, age 86, regretfully cited health reasons as the reason for his retirement.

In announcing Mr. Abdula’s retirement, the Board of Directors commented that Mr. Abdula’s expertise and dedication to the Company and the Bank will be missed.  They are extremely grateful to Mr. Abdula for his many years of service as well as his tremendous contributions and past leadership of the Bank.

Fred Abdula became a Director of the Bank of Waukegan in 1975.  In 1982, he became Chairman of the Board of the Bank of Waukegan and subsequently Chairman of the Board and President of Northern States Financial Corporation when the Company was formed in 1984 as the holding company for the Bank.  During 1999, Mr. Abdula assumed the role of President of the Bank of Waukegan, which became NorStates Bank in 2005.

Mr. Abdula served as Chairman of the Board and President of the Company from 1984 to 2010.  During that time period, the Company’s assets increased from $156 million to $622 million and its number of locations grew from three offices to eight.  Mr. Abdula oversaw the merger/acquisitions of First Federal Bank, fsb in 1991 and First State Bank of Round Lake in 2005.

In 2010, Mr. Abdula stepped down as President and Chairman of the Board of both the Company and Bank while continuing to serve as Director and Chairman Emeritus.

NSFC Press Release
December 21, 2011

About Northern States Financial Corporation

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions.  The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could cause actual results to differ from those predicted and could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, the Company’s ability to comply with the provisions of the Consent Order and Written Agreement, further deterioration in the value of the Company’s other real estate owned, unanticipated changes in interest rates, worsening or lack of improvement in general economic conditions and the real estate market, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the quality or composition of the Company’s loan or investment portfolios, deposit flows, liquidity issues, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information, Contact:

Scott Yelvington, President (847) 244-6000 Ext. 201

Websites:  www.nsfc.com        www.nsfc.net